Exhibit 3.1

CERTIFICATE OF DESIGNATION
OF RIGHTS AND PREFERENCES OF THE
SERIES B PREFERRED STOCK
OF
VIRTUALSCOPICS, INC.
(Pursuant to Section 151 of the
General Corporation Law of the State of Delaware)

It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is VirtualScopics, Inc., a Delaware corporation. For purposes hereof, references to the Corporation shall include any successor.

2. The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") authorizes the issuance of Fifteen Million (15,000,000) shares of preferred stock, $0.001 par value per share, Eight Thousand Four Hundred (8,400) of which have been previously designated as Series A Convertible Preferred Stock, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a series of Preferred Stock to be designated as "Series B Convertible Preferred Stock":

RESOLVED, that Six Thousand (6,000) of the Fourteen Million Nine Hundred Ninety-One Thousand Six Hundred (14,991,600) authorized but undesignated shares of preferred stock of the Corporation shall be designated Series B Convertible Preferred Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

Section 1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Preferred Stock was originally issued (the "Securities Purchase Agreement" or the “Purchase Agreement”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“1934 Act” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Adjustment Exceptions” shall have the meaning set forth in Section 10(a) below.

“Allowable Dividend Accrual” shall have the meaning set forth in Section 4(b) below.

“Approved Stock Plan” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, insolvency or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for all or substantially all of its assets that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Buyer(s)” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Closing Date” means the Trading Day when (i) all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, (ii) all conditions precedent to (a) each Holder’s obligations to pay the Subscription Amount and (b) the Corporation’s obligations to deliver the Securities have been satisfied or waived, and (iii) Holder shall have delivered the purchase price for the Preferred Stock to the Corporation in accordance with the Securities Purchase Agreement.

"Closing Bid Price," as of any date, means the last bid price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last bid price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the Required Holders.

"Closing Price," as of any date, means the last sale price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last sale price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Corporation and the Required Holders.

“Common Stock Equivalents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Conversion Amount" shall have the meaning set forth in Section 7(a)(iv) below.

“Conversion Date” shall have the meaning set forth in Section 7(d)(ii) below.

“Conversion Price” shall have the meaning set forth in Section 7(b) below.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Conversion Shares” shall have the meaning set forth in Section 7(d)(iii) below.

“Conversion Shares Delivery Deadline” shall have the meaning set forth in Section 7(d)(iii) below.

“Conversion Shares Registration Statement” means a registration statement that registers the resale of all Conversion Shares of the Holders, who shall be named as a “selling stockholder” therein and meets the requirements of the Registration Rights Agreement.

“Default Amount” shall mean the Mandatory Redemption Amount.

“Default Conversion Sum” shall have the meaning set forth in Section 14(b) below.

“Default Notice” shall have the meaning set forth in Section 14(a) below.

“Default Redemption Notice” shall have the meaning set forth in Section 14(b) below.

“Default Redemption Notice Date” shall have the meaning set forth in Section 14(b) below.

“Dividend In-Kind Conversion Price” shall mean 90% of the average of the three (3) lowest Closing Bid Prices of the Common Stock over the twenty (20) Trading Day period ending on the Trading Day immediately preceding the applicable Dividend Payment Date.

“Dividend” shall have the meaning set forth in Section 4(a) below.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a) below.

“Dividend Shares” shall mean shares of Common Stock used to pay Dividends as allowed under this Certificate of Designation.

“Dividend Share Payment Restriction” shall have the meaning set forth in Section 4(a) below.

“Effective Date” shall mean the date that the initial Registration Statement that the Corporation is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission.

"Eligible Market" shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Corporation and the Holder.

“Equity Payment Conditions” shall mean, during each Trading Day of the period in question, (i) the Corporation shall have duly honored all Conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) all Required Cash Payments (as defined in Section 13(a) below) shall have been paid; (iii) no (A) Events of Default or (B) event that with the passage of time or giving of notice would constitute an Event of Default, have occurred that have not been cured, (iv) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell Conversion Shares and Warrant Shares (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future or such shares may be resold, without restriction, pursuant to Rule 144(k)), (v) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on an Eligible Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (vi) such issuance would be permitted in full without violating the rules or regulations of the Eligible Market on which such shares are listed or quoted, (vii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (viii) the Corporation shall not have been a party to a Major Transaction and there shall not have occurred the public announcement of a pending, proposed or intended Major Transaction which has not been abandoned, terminated or consummated, and (ix) the average daily trading dollar volume of the Common Stock for each three (3) consecutive Trading Day period during such period exceeds $30,000.

“Event of Default” shall have the meaning set forth in Section 13 below.

“Event of Default Adjustment” shall have the meaning set forth in Section 14(a) below.

“Event of Default Adjustment Date” shall have the meaning set forth in Section 14(a) below.

“Exempt Issuance” means the grant or issuance of (a) any Common Stock or Common Stock Equivalents issued or issuable in connection with any Approved Stock Plan, (b) securities upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Securities issued hereunder, or to a Placement Agent in connection with the Offering, (c) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock issued and outstanding on the Original Issue Date, provided that such securities have not been amended since the Original Issue Date to directly or indirectly effectively increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (d) any Common Stock issued or issuable in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital. Notwithstanding anything to the contrary herein, no issuance of Prohibited Equity Securities shall be an Exempt Issuance.

“Filing Deadline” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Fully Diluted Amount” shall mean (i) the aggregate number of shares of Common Stock that have been issued to the Holder upon the conversion of Holder’s Preferred Stock, plus (ii) the aggregate number of shares of Common Stock that would be issuable to the Holder upon the full Conversion of all of Holder’s outstanding Preferred Stock, together with any accrued and unpaid Dividends, or other Required Cash Payments and the full exercise of Holders Warrants (in each case, without regard to any limitations on conversion herein or elsewhere, including but not limited to the Issuable Maximum, the Beneficial Ownership Limitation, and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance).

“Holders” shall mean the Holder, and the holders of Other Preferred Stock issued pursuant to the Securities Purchase Agreement.

“Holder’s Pro-Rata Portion” shall mean the aggregate Stated Value of the shares of Preferred Stock purchased by the Holder in this offering, divided by the aggregate Stated Value of all shares of Preferred Stock sold by the Corporation.

“Issuable Maximum” shall mean 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date.

“Issuable Shares” shall have the meaning set forth in Section 7(a)(iii) below.

“Junior Securities” shall have the meaning set forth in Section 3 below.

“Legend Removal Failure” shall have the meaning set forth in Section 13(d) below.

"Market Price," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

“Mandatory Redemption” shall have the meaning set forth in Section 14(b) below.

“Mandatory Redemption Amount” shall have the meaning set forth in Section 14(b) below.

“Maximum Dividend Accrual Amount” shall have the meaning set forth in Section 4(a) below.

"Maximum Monthly Dividend Share Amount" means 20% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Dividend Payment Date.

“Payment Failure” shall have the meaning set forth in Section 13(a) below.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” shall mean the date of the first issuance of any Series B Preferred Stock regardless of the number of transfers of any particular share of Series B Preferred Stock.

“Other Preferred Stock” shall mean Preferred Stock issued pursuant to the Certificate of Designation to holders other than a given Holder.

“Permitted Liens” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a Corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Corporation and the Holder.

“Prohibited Equity Securities” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Redemption” shall mean any redemption of any Preferred Stock hereunder, including but not limited to a Redemption Upon Major Transaction, a Corporation Redemption, a Mandatory Redemption, and a Exchange Cap Redemption.

“Redemption Amount” shall mean any amount that is payable to the Holder pursuant to a Redemption.

“Redemption Date” shall mean the date of any Redemption of the Preferred Stock hereunder.

“Registration Failure” shall have the meaning set forth in Section 13(c) below.

“Registration Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Registration Statement(s)” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Required Holders” shall mean Holders holding at least two-thirds (2/3) of the then outstanding shares of Preferred Stock.

“Required Cash Payment” shall have the meaning set forth in Section 13(a) below.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Purchase Agreement” shall have the meaning set forth in the initial paragraph of this Section 1 above.

“Shares” shall mean the shares of Common Stock issuable upon Conversion of the Preferred Stock.

“Shareholder Issuance Approval” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Shareholder Issuance Approval Deadline” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Subscription Amount” shall mean, as to each Buyer, the amount to be paid for the Preferred Stock purchased pursuant to the Securities Purchase Agreement as specified in Section 10 of the Securities Purchase Agreement, in United States Dollars and in immediately available funds.

“Subsidiaries” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Temporary Dividend Accrual Payment Deadline” shall have the meaning set forth in Section 4(a) below.

"Trading Day" shall mean any day on which the Common Sock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Documents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Prohibited Equity Securities” shall have the meaning ascribed to it in the Securities Purchase Agreement.

The "Volume Weighted Average Price" or “VWAP” for any security as of any date means (a) the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Preferred Stock and the Corporation ("BLOOMBERG") or, (b) if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, (c) if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), or if not available, the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period.

“Warrant” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall mean the shares of Common Stock into which the Warrants are convertible, as further described in the Warrants.

Section 2. Designation and Amount. Six Thousand (6,000) shares of the Corporation’s authorized but undesignated preferred stock shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), par value $0.001 per share. The Series B Preferred Stock shall have a stated value of one thousand dollars ($1,000) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series B Issue Price" or the "Stated Value"), subject to increase, at the option of the Holder, in the manner set forth in Section 4(a) below.

Section 3. Rank. The Series B Preferred Stock shall rank: (i) pari passu to the Corporation’s Series A Convertible Preferred Stock("Parity Securities"), (ii) prior and senior to all of the Corporation's Common Stock, $.001 par value per share ("Common Stock"); and (iii) prior and senior to any other class or series of capital stock, including but not limited to any preferred stock, of the Corporation hereafter created (collectively, with the Common Stock, "Junior Securities"); and (iv) as applicable, junior to or on parity with such preferred stock of the Corporation (upon an issuance of such securities pursuant to the affirmative vote of the Required Holders as permitted under the terms of Section 19 hereof) the terms of which expressly provide that such preferred stock will rank senior to or on parity with the Series B Preferred Stock (“Senior Securities”) in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Section 4. Dividends.

(a) Dividends in Cash or in Kind.  Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends (“Dividends”) at the rate per share (as a percentage of the Stated Value per share) of eight (8)% per annum (the “Dividend Rate”) payable (i) monthly, in arrears, on the first Business Day of each month after the Original Issue Date, (ii) on each Conversion Date (as defined in Section 7(d)(ii))(as to that Stated Value then being converted), and (iii) on each Redemption Date (as defined in Section 1), (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each, a “Dividend Payment Date”), except where accrual of Dividends is permitted under this Section 4(a), which accrued but unpaid Dividends shall all become due and payable on the first Business Day of the month following the date that the amount of dividends accrued first exceeds the Maximum Dividend Accrual Amount (the “Temporary Dividend Accrual Payment Deadline”).

The Corporation’s Board of Directors will, as of the date of each Closing of Series B Preferred Stock, set apart ten percent (10%) of the Stated Value of all Series B Preferred Stock issued by the Corporation in such Closing, to be used toward the payment of dividends hereunder, provided however, that such reserve shall be reduced as dividends are paid to the Holders in any manner permitted under this Certificate and in the amount of such dividends paid, and in the amount of ten percent (10%) of the value of any Series B Preferred Stock redeemed pursuant to the terms hereof, and the Corporation shall have no obligation to replenish such reserve.

The form of Dividend payments to each Holder shall be made by the Corporation, in cash, unless otherwise expressly provided herein. To the extent allowed by this Section 4(a) and as set forth in this Section 4(a), the Corporation, at its option, may make the Dividend payments in cash or in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock or a combination thereof (the amount to be paid in shares of Common Stock, the “Dividend Share Amount”). The form of dividend payments to each Holder shall be determined in the following order of priority: (i) if funds are legally available for the payment of dividends and the Equity Payment Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in cash only; (ii) if funds are legally available for the payment of dividends and the Equity Payment Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose at the Dividend In-Kind Conversion Price, subject to the Dividend Share Payment Restriction (as defined below); (iii) if funds are not legally available for the payment of dividends and the Equity Payment Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in shares of Common Stock which shall be valued solely for such purpose at the Dividend In-Kind Conversion Price, subject to the Dividend Share Payment Restriction; and (iv) if funds are not legally available for the payment of dividends and the Equity Payment Condition relating to an effective Conversion Shares Registration Statement has been waived by the Required Holders, as to such Holder only in unregistered shares of Common Stock which shall be valued solely for such purpose at the Dividend In-Kind Conversion Price, subject to the Dividend Share Payment Restriction.

(b) Allowable Dividend Accrual.  If and only if funds are not legally available for the payment of dividends and the Equity Payment Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, (or if item 4(a)(iii) immediately above applies and the Corporation has already issued the Maximum Monthly Dividend Share Amount for that month), then the Corporation may elect to accrue such dividends (“Allowable Dividend Accrual”), provided that the aggregate amount (as to all Holders combined) of accruals which remain unpaid at any one time shall not exceed one hundred thousand dollars ($100,000) worth of accrued and unpaid monthly dividend payments for all of the Holders’ Preferred Stock combined (the “Maximum Dividend Accrual Amount”).

The Corporation shall use all legally available cash to pay off all accrued but unpaid Dividends anytime and from time to time which any accrued Dividends remain unpaid, and, to the extent that such cash is insufficient to pay off the accrued but unpaid Dividends, anytime after the effective date of the first Event of Default Adjustment resulting from the Maximum Dividend Accrual Amount being exceeded, the Corporation may pay off the accrued but unpaid Dividends in shares of Common Stock, if the Equity Payment Conditions (in such case only, excluding Equity Payment Condition numbers (ii) and (iii) with respect to such Dividend Payment Failure and (ix) related to minimum dollar trading volume) have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, which shares shall be valued solely for such purpose at the Dividend In-Kind Conversion Price as of the date of payment, and provided that such payment, and only such payment, shall not be subject to the Maximum Monthly Dividend Share Amount, provided that the Company has no cash legally available to pay such accrued Dividends, in whole or in part, at the time of issuance of such shares.

(c) Certain Rights and Remedies Regarding Dividends. The Holders shall have the same rights and remedies with respect to the delivery of any shares delivered in the payment of Dividends as if such shares were being issued pursuant to Section 7. On the Closing Date the Corporation shall have notified the Holders whether or not it may legally pay cash dividends as of the Closing Date. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to legally pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common Stock, the Corporation must provide the Holders with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice). Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date. Notwithstanding the above, except as expressly provided in Section 4(b) above, the Corporation may not issue a number of shares of Common Stock in excess of the Maximum Monthly Dividend Share Amount toward the payment of Dividends during any rolling twenty (20) Trading Day period (the “Dividend Share Payment Restriction”).

All payments due hereunder (to the extent not converted into Common Stock, in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued Dividend has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Dividend may, upon written notice to the Corporation, be added to the Stated Value of the Preferred Stock and, at such time, cease being an accrued and unpaid Dividend, in which event Dividends shall accrue thereon in accordance with the terms of this Certificate of Designation of Rights and Preferences of Series B Preferred Stock of VirtualScopics, Inc. (the “Certificate of Designation”) and such additional Stated Value shall be convertible into Common Stock in accordance with the terms of this Certificate of Designation. All payments shall be made at such address as the Holder shall hereafter give to the Corporation by written notice made in accordance with the provisions of this Certificate of Designation. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

Notwithstanding anything herein to the contrary herein, the Corporation shall not be entitled to pay Dividends in shares of Common Stock if, and to the extent that, in the sole determination of the Holder, the issuance of such shares of Common Stock would cause the Beneficial Ownership Limitation of Section 7(a)(ii) to be exceeded. In the event the Corporation provides notice of its intention to pay Dividends in shares of Common Stock and because of the Beneficial Ownership Limitation it is unable to issue such shares of Common Stock to the Holder, the Holder, upon the Corporation’s written request, must promptly provide documentation to the Corporation demonstrating that the Beneficial Ownership Limitation would be exceeded by payment of Dividends in shares of Common Stock, and in such situation the Corporation shall be permitted to accrue such Dividends without interest or penalty until the Holder provides ten (10) Trading Days notice to receive payment, which shall not be subject to the Equity Payment Conditions. The accrual provided by this paragraph shall not be included toward the Maximum Dividend Accrual Amount, to the extent that the Company would otherwise be allowed to pay such accrual amount in shares of Common Stock under the terms hereof.

(d) Capital of the Corporation; No Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of the Required Holders.

Section 5. Voting Rights. Except as otherwise required by law, the Holder shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock and shall have such number of votes equal to the largest whole number of shares of Common Stock into which such holders’ shares of Series B Preferred Stock are convertible pursuant to the provisions hereof (subject to the Beneficial Ownership Limitations) at the record date for the determination of holders of Common stock entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or provided in or permitted by Section 19, hereof, and in the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock, the holders of shares of Series B Preferred Stock, Series A Convertible Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes. Except as otherwise provided herein, in the event that the holders of the Series B Preferred Stock are required or permitted to vote as a class, the approval (by vote or written consent) of holders of not less than a majority of the outstanding shares of Series B Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series B Preferred Stock, such matter shall bind all holders of Series B Preferred Stock.

Section 6. Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid Dividends thereon, immediately after any distributions required by the Corporation’s Certificate of Incorporation, or any certificate(s) of designation in respect of any securities of the Corporation having priority over the Series B Preferred Stock and before any distribution or payment shall be made to the holders of any Junior Securities. If, upon such a Liquidation, the assets of the Corporation available for distribution to the Holders, and the holders of any Parity Securities with respect to distribution on a Liquidation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders and the holders of Parity Securities shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, pari passu with the Parity Securities based upon the liquidation preferences of each such series. A Major Transaction or Change of Entity Transaction shall not be treated as a Liquidation.

Section 7. Conversion.

(a) Conversion Right.

(i) Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of the Preferred Stock shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof, and after the Shareholder Issuance Vote (as defined in the Securities Purchase Agreement) and the effective date of the written consents given therefor, but in any event at any time after the Shareholder Issuance Approval Deadline, to convert any or all of the Preferred Stock (plus any accrued and unpaid Dividends), into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Corporation into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 7(b) below, subject to adjustment as provided herein) determined as provided herein (a "Conversion"). The Conversion Rights set forth in this Section 7 shall remain in full force and effect immediately from the Original Issue Date until the Preferred Stock is paid in full regardless of the occurrence of an Event of Default.

(ii) Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of its Preferred Stock in excess of that portion of its Preferred Stock upon Conversion of which (nor shall the Corporation be permitted to pay Dividends in shares of Common Stock to the extent that) the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of its Preferred Stock, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Corporation subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of Holders Preferred Stock with respect to which the determination of this proviso is being made or upon the payment of Dividends in shares of Common Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock held by the Holder (the “Beneficial Ownership Limitation”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Corporation, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Corporation shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Corporation receives any tender offer or any offer to enter into a merger with another entity whereby the Corporation shall not be the surviving entity (an “Offer”) or in the event that Default Shares are being issued to the Holder pursuant to Section 14 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 7(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. The Beneficial Ownership Limitation provisions of this Section 7(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Corporation, to change the Maximum Percentage to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred Stock held by the Holder and the provisions of this Section 7(a)(ii) shall continue to apply. Any such increase or decrease to the Maximum Amount will apply only to the Holder and not to any other holder of Preferred Stock. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 7(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Corporation, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred Stock held by the Holder and the provisions of this Section 7(a)(ii) shall continue to apply. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(a)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(iii) Maximum Exercise of Rights. In the event the Holder notifies the Corporation that the exercise of the rights described in this Section 7 or the issuance of Interim Conversion Shares (as defined in Section 10(c) hereof), Payment Shares (as defined in the Securities Purchase Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder under the Beneficial Ownership Limitation calculated in the manner described in Section 7(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount of the Beneficial Ownership Limitation calculated in the manner described in Section 7(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

(iv) Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "Conversion Amount" means, with respect to any Conversion of the Preferred Stock, the sum of (1) the aggregate Stated Value of the Preferred Stock to be converted in such Conversion, PLUS (2) all accrued and unpaid Dividends thereon for the period beginning on the Original Issue Date and ending on the Conversion Date (as defined in Section 7(d)(ii) hereof).

(b) Conversion Price. The "Conversion Price" shall initially equal $1.2043 (the "Initial Conversion Price") (subject to resets and adjustments pursuant to the terms of the Certificate of Designation and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation's securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

(c) Reservation of Shares.

(i) Increase and Maintenance of Authorized and Reserved Amount. The Corporation covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least the lesser of (i) the Issuable Maximum (as defined in Section 11(b) below) or (ii) 150% of the initial aggregate Stated Value of the Preferred Stock, divided by the Conversion Price in effect on the Original Issue Date of the Preferred Stock, to provide for the issuance of Common Stock upon the Conversion of the Preferred Stock (the “Initial Required Preferred Stock Reserve Amount”). Corporation further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Preferred Stock has been converted, redeemed or otherwise satisfied in accordance with their terms, the Corporation will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Required Preferred Stock Reserve Amount”), equal to 150% of the number of shares as shall from time to time be necessary to provide for the issuance of Common Stock upon the full Conversion of all of the Preferred Stock (without regard to any limitations on conversions) and full exercise of all of the Warrants (without regard to any limitations on exercises) (together with the Required Preferred Stock Reserve Amount, collectively referred to as the “Required Reserve Amount”). In addition, if the Corporation shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Preferred Stock shall be convertible at the then applicable Conversion Price, or if the Conversion Price shall be adjusted, the Corporation shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of the Preferred Stock.

(ii) Insufficient Authorized Shares. If at any time while any of the Preferred Stock remains outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Stock and exercise of the Warrants at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Preferred Stock and Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its commercially reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

The Corporation shall use its commercially reasonable best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Corporation or that the Corporation otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Preferred Stock and full exercise of the outstanding amount of Holder’s Warrants, based upon the Holder’s Reserved Share Allocation (as defined below). The Corporation shall send notice to the Holder of the authorization of additional shares of Common Stock, and the Authorization Date.

(iii) Allocations of Reserve Amount. The initial number of shares of Common Stock authorized and reserved for conversions of the Preferred Stock and exercise of the Warrants and each increase in the number of shares so reserved (collectively, the “Actual Reserved Amount”) shall be allocated pro rata among the holders (the "Reserved Share Allocation") of the Preferred Stock based on the aggregate number of Shares into which all of the Holder’s outstanding Preferred Stock would be convertible and into which all of Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “Fully Diluted Holdings”). In the event a holder shall sell or otherwise transfer such Holder’s Preferred Stock, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Share Allocation. Any portion of the Reserved Share Allocation which remains allocated to any Person or entity which does not hold any Preferred Stock shall be allocated to the remaining holders of Preferred Stock, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d) Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 7(a) and the other provisions of the Certificate of Designation, the Preferred Stock may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date but not before the Shareholder Issuance Vote (as defined in the Securities Purchase Agreement) or the effective date of written consents given therefore, by (A) submitting to the Corporation a duly executed notice of Conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched prior to 5:00 p.m., New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Corporation on the date specified therein as the Conversion Date) to the office of the Corporation; which notice shall specify the aggregate Stated Value of the Preferred Stock to be converted (plus the dollar amount of any accrued but unpaid Dividends that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) surrendering the certificate (“Preferred Stock Certificate”) representing a share of Preferred Stock, duly endorsed at the principal office of the Corporation.

(ii) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Corporation or its transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004-1123; Tel: 212-509-4000; Fax: 212-616-7608 (“Transfer Agent”) before 5:00 p.m., New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion is first received by the Corporation or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date. In the event Notice of Conversion is provided to the Corporation, the Holder shall simultaneously provide a copy to the Transfer Agent, by facsimile.

(iii) Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Corporation shall, by no later than the third (3rd) Business Day after the Conversion Date (the "Conversion Shares Delivery Deadline"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the Stated Value of the Preferred Stock converted as shall be determined in accordance herewith. Upon the Conversion of the Preferred Stock, the Corporation shall, at its own cost and expense, take all commercially reasonable action, including obtaining and delivering an opinion of counsel to assure that the Corporation's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Corporation warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock.

(iv) Delivery Failure; Revocation of Conversion. In addition to any other remedies which may be available to the Holder, in the event that the Corporation fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 14 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of a Default Conversion Notice (as defined in Section 14) (a “Default Conversion Revocation”) or rescind all or part of a Major Transaction Conversion Notice (as defined in Section 8) (a “Major Transaction Conversion Revocation”) or rescind all or part of the notice of Redemption, including but not limited to a notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Corporation whereupon the Holder shall regain the rights of a Holder of the Preferred Stock with respect to such unconverted portions of the Preferred Stock and the Corporation and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

(v) Obligation of Corporation to Deliver Common Stock. Upon receipt by the Corporation of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, and, except as otherwise provided in this Certificate of Designation, unless the Corporation defaults on its obligations hereunder, all rights with respect to the portion of the Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. The provisions of this subsection are subject to the provisions of Section 7(d)(iv) hereof.

(vi) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason (other than circumstances related to an outbreak of hostilities, terrorist activities or war, the effects of weather or meteorological events, acts of God or other calamity or crisis) to deliver to the Holder such certificate or certificates by the fifth (5th) Business Day after Conversion Shares Deliver Deadline pursuant to Section 7(d)(iii), and if after such Conversion Shares Deliver Deadline the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Conversion Shares Deliver Deadline (a “Buy-In”), then the Corporation shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reinstate (or if necessary, reissue) the shares of Preferred Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 7(d)(iii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Stock as required pursuant to the terms hereof.

(vii) Omitted.

(viii) No  Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(ix) Lost or Stolen Preferred Stock Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a Preferred Stock Certificate, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate, if mutilated, the Corporation shall execute and deliver a new Preferred Stock Certificate of like tenor and date.

(e) Legends. The Holder understands that the Preferred Stock Certificates and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Securities Purchase Agreement) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

(i) Removal of Legends. The Corporation will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 7(e)), and will remove any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 7(e)), in each case when and as required under Section 6(a) of the Securities Purchase Agreement. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(f) DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “Unlegended Shares”), provided the Holder’s Transfer Agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission ("DWAC") system.

(g) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares of Preferred Stock covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of the Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and other remedies provided herein because of a failure by the Corporation to comply with the terms of the Certificate of Designation, provided in Section 7(d)(iv), Section 7(d)(vi) and Section 14 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation, a Default Conversion Revocation or a Redemption Revocation pursuant to Section 7(d)(iv) hereof, the Holder shall regain the rights of a Holder of Preferred Stock with respect to such unconverted portion of the Preferred Stock as specified in Section 7(d)(iv) and the Corporation shall, as soon as practicable, return such unconverted portion of the Preferred Stock to the Holder or, if the Preferred Stock Certificate has not been surrendered, adjust its records to reflect that such portion of the Preferred Stock has not been converted. In all cases, the Holder shall retain its rights and remedies to receive the Default Amount pursuant to Section 14 to the extent required thereby for the Corporation's failure to convert the Preferred Stock.

(h) Pro Rata Conversion. In the event that the Corporation receives a Conversion Notice from more than one holder of Preferred Stock for the same Conversion Date and the Corporation can convert some, but not all, of such portions of the Preferred Stock submitted for conversion, the Corporation shall convert from each holder of Preferred Stock electing to have Preferred Stock converted on such date a pro rata amount of such holder's portion of its Preferred Stock submitted for conversion based on the aggregate Stated Value of the Preferred Stock submitted for conversion on such date by such holder relative to the aggregate Stated Value of all Preferred Stock submitted for conversion on such date.

Section 8. Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

“Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (1) no longer hold a majority of the shares of Common Stock of the Corporation or (2) no longer have the ability to elect a majority of the board of directors of the Corporation or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the another entity which is not a “Reporting Issuer” under the 1934 Act.

“Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of such transaction.

“Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Corporation whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined below) and (C) meets the Assumption Requirements (as required in Section 8(b) below).

  “Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

“ Major Transaction” means

(i) an Impermissible Change of Entity Transaction; and

(ii) the sale or transfer of all or substantially all, of the assets of the Corporation to another Person or Persons in one or a series of related transactions (an “Asset Sale”); and

(iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(b) Assumption Upon Change of Entity Transaction. The Corporation shall not, so long as any of the Preferred Stock remains outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Corporation’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, a “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Corporation under the Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 8(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Preferred Stock in exchange for such Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designation, including, without limitation, having a stated value and dividend rate equal to the Stated Value and the Dividend rates of the Preferred Stock held by such holder, having similar conversion rights as the Preferred Stock (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar ranking to the Preferred Stock, and satisfactory to the Required Holders.  Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of the Certificate of Designation referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under the Certificate of Designation with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Stock at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Stock prior to such Change of Entity Transaction, such shares of common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of the Certificate of Designation. The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Stock. The requirements of this Section 8(b) are referred to herein as the “Assumption Requirements.”

(c) Notice of Major Transaction; Redemption Right Upon Major Transaction. At least thirty (30) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Corporation shall deliver written notice (a “Major Transaction Notice”) thereof via facsimile and overnight courier to the Holder, which notice shall specify the nature and terms of the proposed transaction and nature of the Successor Entity (if any).

(d) Redemption Right Upon Major Transaction. At any time during the period beginning after the Holder's receipt of a Major Transaction Notice and ending on the fifth (5th) Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Corporation to redeem all or any portion of its Preferred Stock by delivering written notice thereof ("Major Transaction Redemption Notice") to the Corporation, which Major Transaction Redemption Notice shall indicate the aggregate Stated Value of Preferred Stock (the “Redemption Stated Value Amount”) that the Holder is electing to be redeemed. The shares of Preferred Stock subject to redemption pursuant to this Section 8(d) shall be redeemed by the Corporation in cash at a price (the "Major Transaction Redemption Price") equal to the greater of:

(A) the product of (1) the sum of the Redemption Stated Value Amount being redeemed and any accrued and unpaid Dividends with respect to such Redemption Stated Value Amount (such amounts in addition to the Redemption Stated Value Amount are referred to herein as the “Supplementary Amounts”), and (2) the quotient determined by dividing (x) the greater of (I) the Market Price of the Common Stock immediately following the public announcement of such proposed Major Transaction and (II) the Market Price on the Trading Day prior to the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price,

and

(B) the sum of (1) the Redemption Stated Value Amount being redeemed, plus (2) the Supplementary Amounts.

Failure of the Holder to deliver the Major Transaction Redemption Notice in a timely manner shall constitute waiver of the rights under Section 8(d).

(e) Escrow; Payment of Major Transaction Redemption Price. Following the receipt of a Major Transaction Redemption Notice from the Holder, the Corporation shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Corporation shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Preferred Stock.

(f) Injunction. Following the receipt of a Major Transaction Redemption Notice from the Holder, in the event that the Corporation attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

(g) Mechanics of Redemptions Upon Major Transactions. Redemptions required by this Section 8 shall be made in accordance with the provisions of Section 15 and shall have priority to payments to shareholders in connection with a Major Transaction. To the extent redemptions required by this Section 8(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 8, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Stated Value Amount submitted for redemption under this Section and the Supplementary Amounts may be converted (a “Major Transaction Conversion”), in whole or in part, by the Holder into shares of Common Stock upon written notice (“Major Transaction Conversion Notice”) to the Corporation (or the Successor Entity, if applicable), or in the event the Conversion Date is after the consummation of a Change of Entity Transaction (as defined above), into shares of common stock (or their equivalent) of the Successor Entity pursuant to Section 8(b). Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any shares of Preferred Stock converted during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of the shares of Preferred Stock that would have been subject to such Redemption, and any amounts of this Preferred Stock converted from time to time during such period shall converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Redemption Stated Value Amount (as defined above) and any Supplementary Amounts that are subject to such redemption. The parties hereto agree that in the event of the Corporation's redemption of any shares of Preferred Stock under Section 8(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

Section 9. Effect of Certain Events.

(a) Participation. The Holder, as the holder of the Preferred Stock, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Preferred Stock into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(b) Rights Upon Issuance of Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

Section 10. Certain Adjustments. The Conversion Price shall be subject to adjustment from time to time as provided in this Section.

(a) Adjustments to Conversion Price Due to Subsequent Equity Sales. If, at any time while any Preferred Stock is outstanding, the Corporation or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock (including Common Stock issued in consideration for settlement or retirement of existing debt) or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), regardless of whether or not any such issuance or repricing of securities is conditional upon circumstances or events that may occur in the future, then the Conversion Price shall be reduced (but not increased) to equal the lesser of (i) the Base Conversion Price, or (ii) the Conversion Price in effect immediately prior to such Dilutive Issuance. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding anything to the contrary herein, no adjustment will be made under this Section 10(a) in respect of an Exempt Issuance or in respect of Adjustment Exceptions (as defined below). If the Corporation issues or sells, or agrees to issue or sell, Prohibited Equity Securities, despite the prohibition set forth in the Securities Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The adjustments required by this Section 10(a) are referred to in the singular, as a “Subsequent Issuance Adjustment,” and collectively, as the “Subsequent Issuance Adjustments”). No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

As used herein, "Adjustment Exceptions" shall mean all shares of Common Stock or Common Stock Equivalents issued (A) pursuant to any Approved Stock Plan, (B) upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Securities issued hereunder or in the Offering or to a Placement Agent in connection with the Offering, (C) upon the exercise, exchange, conversion, or redemption of Common Stock Equivalents issued and outstanding on the Original Issue Date, provided that the terms of such Common Stock Equivalents are not amended after the Original Issue Date, (D) in connection with any acquisition by the Company or any Subsidiary, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital, and (E) in connection with an adjustment made pursuant to Section 10(b) or (f).

(b) Subsequent Rights Offerings. If the Corporation, at any time prior to the date that all of the Preferred Stock has been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(c) Milestone Adjustments. If the Corporation shall have failed (each a “Milestone Failure”) to meet or exceed any of the milestone events (“Milestone Events”) that are set forth on Schedule 10(c) annexed hereto for any one or more of the following periods (each a “Milestone Period”) (i) the twelve (12) month period ending December 31, 2007, and on (ii) the twelve (12) month period ending December 31, 2008, respectively (each a “Milestone Date”), in each case as reported in the Corporation’s Form 10-Q (or Form 10-K, if applicable) for such fiscal quarter, then the Conversion Price shall be reduced (but not increased) (each, a “Milestone Adjustment”) to equal the lesser of (a) the Conversion Price then in effect, (b) the Market Price as determined on the applicable Milestone Date, or (c) the Market Price as determined on the date (each, a “Milestone Adjustment Date”) that is five (5) Trading Days after the date that Corporation files its next Form 10-Q (or Form 10-K, if applicable) with the SEC following the end of the applicable Milestone Period (the “Milestone Adjustment Price”).

Each such adjustment shall be effective as of the first day following each Milestone Date (by way of example, if the Milestone Goals are not met for the Milestone Period ending December 31, 2007, the reduction is effective immediately on January 1, 2008). As to any Conversions by the Holder that occurred following the end of a Milestone Period but prior to the date the Corporation’s periodic report was filed (“Interim Period”), the Corporation shall retroactively send the Holder additional Conversion Shares (“Interim Conversion Shares”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation). The number of additional Conversion Shares issued shall be equal to the number of Conversion Shares receivable from such Conversions based on the adjusted Conversion Price less any Conversion Shares previously received on account of such Conversions. Any subsequent restatements of the Corporation’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred. The Corporation shall provide written notice to the Holder no later than 5 Business Days following the Corporation’s filing of the applicable periodic report with the SEC, indicating therein the new Conversion Price and the revenue for the applicable quarter. In the event that there is an adjustment to the Conversion Price pursuant to any other provision under the Certificate of Designation during the Interim Period, the Conversion Price shall be the lower of (i) the Conversion Price as adjusted pursuant to the other provisions of the Certificate of Designation and (ii) the new Conversion Price as determined hereunder. Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Conversion Price and (ii) each adjustment shall be permanent notwithstanding future revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(d) Adjustments to Conversion Price During Major Announcements. Notwithstanding anything contained in the Certificate of Designation to the contrary, in the event the Corporation makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 10(c) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

(e) Pro Rata Distributions. If the Corporation, at any time prior to the date that all of the Preferred Stock has been converted, redeemed or otherwise satisfied in accordance with the terms of the Certificate of Designation, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 10(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(f) Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(g) Notice of Dilutive Issuances and Adjustments. The Corporation shall notify the Holder in writing, no later than five (5) Business Days following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). The Corporation shall notify the Holder in writing, no later than five (5) Business Days following the filing of its next Form 10-QSB (or Form 10-KSB, if applicable), which follows the end of the applicable Milestone Period, indicating therein the applicable Milestone Adjustment Price (such notice, a “Milestone Adjustment Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice or a Milestone Adjustment Notice pursuant to this Section 10(g), upon the occurrence of any Dilutive Issuance or Milestone Adjustment, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price (as adjusted) on or after the date of such Dilutive Issuance or Milestone Adjustment, as applicable, regardless of whether the Holder accurately refers to the Conversion Price (as adjusted) in the Notice of Conversion. Whenever the Conversion Price is adjusted pursuant to this Section 10 or otherwise, the Corporation shall promptly mail to the Holder a notice (a “Conversion Price Adjustment Notice”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Corporation provides a Conversion Price Adjustment Notice pursuant to this Section 10(g), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

(h) Notice to Allow Conversion by Holder. If (i) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Preferred Stock Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Preferred Stock during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 11. Corporation’s Right to Redeem; Exchange Cap Redemption.

(a) Corporation’s Right to Redeem at its Election. Anytime after the Effective Date, if (i) the Equity Payment Conditions have all been met for each of the prior three (3) Trading Days, except the average daily trading volume requirement in clause (ix) of such defined term, and (ii) the Market Price of the Common Stock for each of the prior three (3) Trading Days exceeds 250% of the Initial Conversion Price for the Preferred Stock, then the Corporation may provide to the Holders a twenty (20) Trading Day advance notice (an “Advance Corporation Redemption Notice”) stating that the Corporation has elected to Redeem all or any portion (the “Target Redemption Amount”) of the outstanding Preferred Stock on the date that is twenty (20) Trading Days after the date of such notice (the “Target Redemption Date”), and certifying that the Corporation has set aside available cash in the amount of the aggregate projected Corporation Redemption Amount (as defined below) for use in effecting the redemption. If the Equity Payment Conditions are met during each Trading Day of the seventeen (17) consecutive Trading Day period immediately preceding the Target Redemption Date (the “Threshold Period”) and the Market Price for the Common Stock exceeds 250% of the Initial Conversion Price of the Preferred Stock during each Trading Day of such Threshold Period (the “Trading Price Requirement”), then the Corporation shall, within five (5) Trading Days after such Threshold Period, deliver the Corporation Redemption Amount (as defined below) to each Holder (a “Corporation Redemption”). If any one or more of the Equity Payment Conditions are not met or the Trading Price Requirements are not met, in each case on any Trading Day during the Threshold Period, then the Corporation shall not be entitled to redeem the portion of the Preferred Stock described in the Advance Corporation Redemption Notice. Any Corporation Redemption shall be applied ratably to all of the Holders in proportion to each Holder’s initial purchase of its Preferred Stock under the Securities Purchase Agreement, provided that any voluntary Conversions by a Holder during the Threshold Period shall be applied against such Holder’s pro-rata allocation thereby decreasing the aggregate amount forcibly converted hereunder. The Holder, at its option, may continue to convert all or any portion of its Preferred Stock (including but not limited to the portion that is the subject of the Corporation Redemption) in accordance with the terms hereof after the receipt of an Advance Corporation Redemption Notice until the Holder receives payment of the Corporation Redemption Amount, and the amount of the Preferred Stock to be redeemed shall not exceed the amount which remains outstanding as of the date of Payment of the Corporation Redemption Amount. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any shares of Preferred Stock converted during the period from the date of the Advance Corporation Redemption Notice until the date the Corporation Redemption Amount (as defined below) is paid in full shall be considered to be a conversion (instead of a Redemption) of the shares of Preferred Stock that would have been subject to such Corporation Redemption, and any amounts of the Preferred Stock converted from time to time during such period shall converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Target Redemption Amount (as defined above) that is subject to such redemption. Once the Corporation delivers an Advance Corporation Redemption Notice, the Corporation may not deliver another such notice for at least thirty (30) Trading Days. The “Corporation Redemption Amount” shall equal 110% of the aggregate Stated Value of the outstanding Preferred Stock being redeemed, plus all accrued and unpaid Dividends.

The Holder shall surrender the Preferred Stock Certificates duly endorsed representing the shares to be redeemed at the office of the Corporation on the Target Redemption Date. Upon surrender and payment of the Corporation Redemption Amount, from and after the Target Redemption Date, dividends on the shares of Series B Preferred Stock to be redeemed shall cease to accrue, and said shares shall no longer be deemed outstanding, and all rights of the holders thereof as holders of Series B Preferred Stock (except for the right to receive from the Corporation the Corporation Redemption Amount for such shares) shall cease. If the Corporation Redemption Amount is paid, then, notwithstanding that any certificate for shares of Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Target Redemption Date, the shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease, except only the right of the holders thereof to receive, upon surrender of the certificate representing such shares, the aggregate Corporation Redemption Amount therefor, if not already received.

(b) Exchange Cap Redemption. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Issuance Approval, then the Corporation may not issue upon conversion of the Preferred Stock, a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued prior to such Conversion Date (A) upon conversion of all of the Preferred Stock issued pursuant to the Securities Purchase Agreement, together with the conversion of any accrued and unpaid Dividends, or other Required Cash Payments, (B) upon exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement and (C) pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Securities Purchase Agreement, would exceed the Issuable Maximum. Each Holder shall be entitled to the Holder’s Pro-Rata Portion of the Issuable Maximum. Such portion shall be adjusted upward ratably in the event all of the Preferred Stock initially purchased by any Holder is no longer outstanding.

If at any time after the Shareholder Issuance Approval Deadline (i) the aggregate Fully Diluted Amount for all Holders, notwithstanding the limitation set forth herein, exceeds the Issuable Maximum and (ii) the Corporation’s voting shareholders shall not have previously approved the transactions contemplated by the Transaction Documents as may be required by an applicable rule or listing policy of a Trading Market (the “Shareholder Approval”), then the Corporation shall issue to the Holder requesting conversion a number of shares of Common Stock equal to such Holder’s Pro-Rata Portion of the Issuable Maximum, and with respect to the remainder of the Preferred Stock (including any accrued Dividends) then held by such Holder for which a conversion in accordance with the applicable Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder’s Pro-Rata Portion of the Issuable Maximum (the “Excess Preferred Stock Amount”), the Corporation shall be prohibited from converting such Excess Preferred Stock Amount, and shall promptly notify the Holder of the reason therefore. The Excess Preferred Stock Amount shall thereafter be unconvertible to such extent until and unless Shareholder Issuance Approval is subsequently obtained, but the rights and preferences of the Preferred Stock otherwise set forth herein shall otherwise remain in full force and effect.

In the event that the Company has not obtained Shareholder Issuance Approval by the Shareholder Issuance Approval Deadline, the Corporation shall within five (5) Business Days thereafter, redeem fifty percent (50%) of the amount of Preferred Stock and accompanying Warrants purchased by Holder as specified in Section 10 of the Securities Purchase Agreement (an “Approval Failure Redemption”). In addition, anytime after the Shareholder Issuance Approval Deadline that, (A) the Shareholder Issuance Approval has not been obtained and (B) the then Holder’s current Fully Diluted Amount would exceed the Holder’s Pro-Rata Portion of the Issuable Maximum (an “Issuable Maximum Violation”), then the Corporation shall be required to redeem, (from time to time thereafter, a sufficient amount of the Preferred Stock such that the Holder’s Fully Diluted Amount after such redemption is not greater than the Holder’s Pro-Rata Portion of the Issuable Maximum (together with an Approval Failure Redemption, each an “Exchange Cap Redemption”). Each Exchange Cap Redemption shall be at a redemption price, in cash, equal to the Stated Value of the Preferred Stock being redeemed, plus all accrued and unpaid Dividends (the “Exchange Cap Redemption Amount”). The Exchange Cap Redemption Amount shall be applied first to accrued and unpaid Dividends, and then to the Stated Value of the Preferred Stock.

The Exchange Cap Redemption Amount shall be due and payable to the Holder within five (5) Business Days of the date of applicable Issuable Maximum Violation (each, an “Exchange Cap Redemption Payment Date”).

No Exchange Cap Redemption of the Preferred Stock (other than the initial Approval Failure Redemption) shall have any effect on the Holder’s Warrants. Notwithstanding any Exchange Cap Redemption of the Preferred Stock, in whole or in part, by the Corporation, the Holder shall retain any of its Warrants that have not been exercised by the Holder or redeemed in accordance with their terms. Notwithstanding the above, in conjunction with the initial Approval Failure Redemption which is completed within ten (10) Business Days after the Shareholder Issuance Approval Deadline, the Holder shall return to the Company for cancellation a pro-rata number of its Warrants based upon the number of shares of Preferred Stock being redeemed in such redemption.

Section 12. Certain Negative Covenants; Misc. Without the prior written consent of the Required Holders, until such time as less than 20% of the Preferred Stock remain Outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) other than Dividends or distributions payable to the Holders of Series B Preferred Stock pursuant to the Certificate of Designation (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (ii) directly or indirectly or through any Subsidiary of the Corporation make any other payment or distribution in respect of its capital stock. For purposes hereof, each share of Preferred Stock or any portion thereof shall be deemed to be “Outstanding” until such time as it has been converted, redeemed or otherwise satisfied in accordance with its terms.

(b) redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Corporation or any warrants, rights or options to purchase or acquire any such shares, other than as to the Conversion Shares or Warrant Shares as permitted under the Transaction Documents, and except pursuant to the terms of any Approved Stock Plan, as defined in the Securities Purchase Agreement.

(c) by amendment of its charter documents, including but not limited to the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Certificate of Designation, and will at all times in good faith carry out all of the provisions of the Certificate of Designation and take all action as may be required to protect the rights of the Holder of the Preferred Stock.

(d) other than issuances to the Holders as contemplated by the Transaction Documents, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind in excess of $500,000, in the aggregate, at any one time including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (the “Indebtedness Negative Covenant”);

(e) redeem, purchase or otherwise acquire directly or indirectly any Junior Securities Corporation, except pursuant to the terms of any Approved Stock Plan;

(f) issue any preferred stock that is senior to, or pari-passu with, the Preferred Stock with respect to Liquidation preference; or

(g) enter into any agreement with respect to any of the foregoing.

Section 13. Events of Default.

Unless waived by the Required Holders, each of the following events which occur between the Original Issue Date and the fourth (4th) anniversary thereof, shall be considered to be an "Event Of Default":

(a) Failure to Make Payments When Due. The Corporation fails to pay (each, a “Payment Failure”) any Dividends and Redemption Amounts (other than from a Corporation Redemption), due to the Holder under the terms of the Certificate of Designation when due under the Certificate of Designation (or if such payment is expressly allowed pursuant to the terms of this Certificate of Designation to be made in shares of Common Stock, the Corporation fails to deliver such Common Stock as required by this Certificate of Designation), whether on a dividend payment due date or upon any Redemption, or otherwise(each cash payment referred to above is referred to as a “Required Cash Payment”), and such Payment Failure continues for a period of thirty (30) days after the applicable due date; or

(b) Conversion and Delivery of the Shares. The Corporation (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of Section 7(d)(iii) of this Certificate of Designation by the tenth (10th) Business Day after the Conversion Date,; or

(c) Failure to File and Maintain Registration. If (i) the Company fails to file any Registration Statement within ten (10) Business Days after the date that such filing is required under the Registration Rights Agreement, (ii) the Company fails to use commercially reasonable efforts to provide a written response to any comments by the SEC staff (“SEC Comments”) to a Registration Statement filed under the Registration Rights Agreement within twenty (20) Business Days of the date that such SEC Comments are received by the Company, or (iii) the Company shall fail to use commercially reasonable efforts to maintain the Registration Statement filed under the Registration Rights Agreement as current and effective for the time period required in Sections 3(a) and (e) of the Registration Rights Agreement (each referred to as a “Registration Failure”); or

(d) Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of ten (10) Business Days, where “Legend Removal Failure” means a failure by the Company to issue Conversion Shares, Dividends Shares or Warrant Shares without restrictive legends or to remove restrictive legends from Conversion Shares, Dividend Shares or Warrant Shares, when so required (or to withdraw any stop transfer instructions in respect thereof), in each case pursuant to Section 7(e) hereof, Section 6 of the Securities Purchase Agreement or otherwise pursuant to this Certificate of Designation, the Securities Purchase Agreement or the Warrant; or

(e) Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of 10 Trading days, where a “Delisting Event” means that the Common Stock is not listed or traded with an Eligible Market; or

(f) Failure to Comply With Dispute Resolution Procedures. The Company has failed to use commercially reasonable efforts comply with the Dispute Resolution Procedures (as defined herein) following any event or occurrence which triggers such procedures, or has failed to adjust the Conversion Price as required under Section 10(g) hereunder following a Dilutive Issuance, or a Milestone Event, (after any applicable Dispute Resolution Procedure required herein), and such failure continues for ten (10) Business Days after the Holder provides written notice to the Company that such performance by the Company is past due.

(g) Judgments. Any money judgment, writ or similar process shall be entered or filed by a court against the Corporation or any Subsidiary of the Corporation or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days; or

(h) Bankruptcy. Bankruptcy, insolvency, reorganization or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any "significant Subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Corporation, or the Corporation or any Significant Subsidiary shall otherwise be subject to a Bankruptcy Event; or

(i) Failure to Authorize and Reserve Common Stock. The Holder's Reserved Share Allocation is less than the Initial Required Preferred Stock Reserved Amount (as defined in Section 7(c)(i) above), anytime prior to the Shareholder Issuance Approval Deadline, or anytime after the Shareholder Issuance Approval Deadline, the Holder’s Reserve Share Allocation is or becomes less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of all Preferred Stock held by Holder and upon an exercise in full of the Warrants held by the Holder (without regard to any Beneficial Ownership Limitations on conversion set forth in Section 7(a)(ii) or otherwise or any analogous provisions of the Warrants), and such shortfall is not cured by the earlier of (i) the date that is one hundred twenty (120) days after the initial date of such shortfall, or (ii) the date that is sixty (60) days after the first date that there are no reserved shares available to effect conversions of the Preferred Stock; or

(j) Stop Trade. A Stop Trade Default occurs due to an action by the Corporation, where a “Stop Trade Default” means a Stop Trade Failure (as defined below) that occurs and remains uncured for a period of thirty (30) days, where a “Stop Trade Failure” means an SEC or judicial stop trade order or Principal Market trading suspension with respect to Common Stock (but not a delisting). A “Stop Trade Default” shall immediately occur in the event of a Stop Trade Failure, where a contributing cause to such trade stoppage is a failure by the Corporation to make any required filings within the time required by the applicable laws or regulations (a “ Corporation Filing Failure”); or

(k) Omitted; or

(l) Major Transaction. The Corporation has effected a Major Transaction and, if the Holder did not elect to receive a Redemption Upon Major Transaction (if applicable), the Corporation has failed to meet the Assumption Requirements of Section 8(b) prior to effecting a Change of Entity Transaction; or

(m) Breach of Securities Issuance Restrictions; Limited Issuances; Rights of Participation or Securities Exchange Rights. A breach of any of Section 4(e)(i - v) of the Securities Purchase Agreement occurs; or

(n) Impermissible Liens. The Corporation creates or suffers to exist any Lien upon any of its properties in the amount of $500,000 or more in the aggregate, except for Permitted Liens; or

(o) Default of Indebtedness. The Corporation or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Corporation in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

Section 14. Adjustment Upon Certain Events of Default; Mandatory Redemption; Posting of Bond.

(a) Adjustment Upon Certain Events of Default. If any Event of Default occurs under Section 13(a), 13(b), 13(c), 13(d), 13(e), 13(f), 13(g), 13(h), 13(n) or 13(o), and any such Event of Default continues for an additional ten (10) Business Days after the Holder provides written notice to the Company that an Event of Default has occurred (a “Default Notice”) and specifying the factual basis therefor, the Conversion Price shall be permanently decreased (but not increased) (each, an “Event of Default Adjustment”) on the first Trading Day of each calendar month thereafter (each an “Event of Default Adjustment Date”) until such Event of Event of Default is cured, to a price equal to the lesser of (i) the Conversion Price then in effect, or (ii) the lowest Market Price that has occurred on any Event of Default Adjustment Date since the date that the Event of Default began.

(b) Mandatory Redemption. If any Event of Default occurs under Section 13(a) (solely as the result of a failure to pay Dividends where funds are legally available to pay them in cash but the Corporation fails to do so, or the Equity Payment Conditions have been met but the Corporation fails to pay in shares of Common Stock up to the Dividend Share Payment Restriction), 13(b), 13(c), 13(d), 13(e), 13(f), 13(i), 13(j), 13(l) or 13(m), and continues for an additional ten (10) Business Days after Holder provides a Default Notice to the Company then, thereafter at the option of the Holder, such option exercisable through the delivery of written notice to the Corporation by such Holder (the "Default Redemption Notice," the date of such notice, the “Default Redemption Notice Date”), the Preferred Stock shall become due and payable (as provided below) and the Corporation shall pay to the Holder (a “Mandatory Redemption”), in full satisfaction of its obligations hereunder, an amount equal to the Mandatory Redemption Amount, as defined below.

For purposes of (i) any Mandatory Redemption occurring at any time pursuant to Events of Default under Section 13(a), 13(b), 13(c), 13(d), 13(e), 13(f), or 13(i), and (ii) any other Mandatory Redemption occurring after the date that is six (6) months after the Original Issue Date if there is not then in effect an effective Registration Statement (and the Conversion Shares are cannot be otherwise resold without restriction pursuant to Rule 144(k)), the “Mandatory Redemption Amount” shall equal the greater of: :

(A) the sum (such sum of (x), (y) and (z) immediately below shall be referred to herein as the "Default Conversion Sum") of:

(x) the aggregate Stated Value of the outstanding Preferred Stock held by the Holder, PLUS

(y) all accrued and unpaid Dividends thereon for the period beginning on the Original Issue Date and ending on the date of payment of the Default Amount (the "Default Payment Date"), PLUS

(z) all accrued and unpaid Required Cash Payments, if any
and

(B) the Conversion Value of the Default Conversion Sum to be prepaid, where “Conversion Value” means

(x) the Default Conversion Sum divided by Conversion Price in effect on the date that the Corporation pays the Default Amount;

MULTIPLIED BY

(y) the greater of (i) the Market Price (as defined herein) for the Common Stock on the Default Redemption Notice Date or (ii) the Market Price on the date that the pays the Default Amount.

For purposes of all other Events of Default, the “Mandatory Redemption Amount” shall equal the Default Conversion Sum.

Ten Business Days after the Corporation’s receipt of the Holder’s Default Notice, the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For purposes of clarity and avoidance of doubt, as a remedy to the Holder, upon the failure of the Corporation to pay any amounts due to the Holder, including but not limited to any Dividend payment amount or Redemption Amount, as one of its remedies to the Holder, an Event of Default shall occur as provided herein even if the Corporation failed to make such payment when due because it was not legally allowed to do so.

If the Corporation fails to pay the Default Amount within sixty (60) days of written notice that such amount is due and payable (the “Default Amount Due Date”), then the Holder shall have the right at any time, so long as the Corporation remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Corporation, upon written notice (“Default Conversion Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue (a “Default Conversion”), in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Stated Value of the Series B Preferred Stock held by such Holder, a number (the “Default Share Amount”) of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation then in effect, equal to the Specified Portion of the Stated Value divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default Shares are due within ten (10) Business Days of the date that the Holder delivers a Default Conversion Notice to the Corporation (the “Default Share Delivery Deadline”). The parties expressly agree and understand that, if an Event of Default results from the Corporation’s failure to pay any amounts when due hereunder and such failure occurs because funds are legally unavailable for such payment pursuant to a Payment Restriction Law (as defined below), the Corporation shall not be required to pay the Default Amount in cash, provided that in such event the Holder shall be entitled to all other remedies which would be available upon an Event of Default, including but not limited to the following: (i) the Conversion Price shall be subject to Event of Default Adjustments as described above, and (ii) the Corporation shall be required to issue shares of Common Stock pursuant to a Default Conversion as described above.

For purposes hereof,

“Payment Restriction Law” shall mean any applicable state law that prohibits the Corporation from paying all amounts due hereunder, including but not limited to any state law that prohibits the Corporation from paying certain dividends, redemption amounts, or other payments unless such payments are made out surplus.

“Exchange Cap Limitations” shall mean any prohibitions under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation’s ability to issue shares of Common Stock in excess of the number of shares which may be issued without violating such rules and regulations (such number of shares shall be referred to as the “Exchange Cap Amount”).

To the extent redemptions required by this Section 14 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. If the Corporation is unable to redeem all of the Preferred Stock submitted for redemption, the Corporation shall redeem a pro rata amount from each Holder based on the aggregate Stated Value of the Preferred Stock submitted for redemption by such Holder relative to the total aggregate Stated Value of Preferred Stock submitted for redemption by all Holders. The parties hereto agree that in the event of the Corporation's redemption of any portion of the Preferred Stock under this Section 14, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Mandatory Redemption Amount due under this Section 14 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

Upon the payment in full of the Mandatory Redemption Amount, the Holder shall promptly surrender the Preferred Stock Certificates being redeemed to or as directed by the Corporation (or, if applicable, shall submit a signed notice that such Preferred Stock Certificates have been lost, stolen or destroyed). Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Preferred Stock until such time, if any, as the Holder receives full payment pursuant to this Section 14. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) Increase Interest Rate; Optional Redemption. If any Event of Default occurs under Section 13(a)(where the failure to pay Dividends occurs where funds are not legally available for cash payment and the Equity Payment Conditions have not been met or waived by the Required Holders), 13(g), 13(h), 13(n) and 13(o), then the Dividend Rate shall increase to eighteen percent (18%) until the earlier to occur of the following: (i) such Event of Default is cured; and (ii) the date the Corporation notifies the Holders that it elects to be subject to the redemption procedures of Section 14(b).

(d) Posting of Bond. In the event that any Event of Default pursuant to Section 13(b) or Section 13(d), then the Corporation may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Corporation has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Preferred Stock and Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents (as defined in the Securities Purchase Agreement).

“Preferred Stock Market Value” shall mean the aggregate Stated Value of the outstanding shares of Preferred Stock held by the Holder, plus any accrued and unpaid Dividends and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “Surety Bond Pricing Period”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

“Surety Bond Value,” for each Preferred Stock, shall mean 130% of the highest Preferred Stock Market Value (as defined above) of the Holder’s Preferred Stock and for each Warrant, shall mean 130% of the highest Black Scholes value (as defined in Section 10(b) of the Warrants) of each of the Holder’s Warrants (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

(e) Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 14(d) above pertains to the Corporation’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Preferred Stock Conversion, Warrant Exercise, legend removal request, or otherwise, the Corporation may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Preferred Stock shall have been sought and obtained by the Corporation and the Corporation has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(f) Redemption by Other Holders. Upon the Corporation's receipt of notice from any of the holders of the Other Preferred Stock for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "Other Redemption Notice"), the Corporation shall immediately, but no later than five (5) Business Days of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Corporation receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Corporation's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Corporation's receipt of the Holder's Redemption Notice and the Corporation is unable to redeem all shares of Preferred Stock, accrued Dividends, Required Cash Payments and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Corporation shall redeem a pro rata amount from each holder of the Preferred Stock (including the Holder) based on the Stated Value of the Preferred Stock submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Corporation during such seven (7) Business Day period.

Section 15. Certain Procedures Regarding Holder’s Redemptions.

(a) Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Major Transaction Redemption Notice to the Corporation pursuant to Section 8(d) or a Default Redemption Notice pursuant to Section 14(b), respectively (each, a “Redemption Notice”), the Holder shall promptly submit the affected Preferred Stock Certificates to the Corporation. If the Holder has submitted a Major Transaction Redemption Notice in accordance with Section 8(d), the Corporation shall deliver the applicable Major Transaction Redemption Price to the Holder concurrently with the consummation of such Major Transaction if such notice is received prior to the consummation of such Major Transaction and within five (5) Business Days after the Corporation's receipt of such notice otherwise. In the event of a redemption of less than all of the Holder’s outstanding shares of Preferred Stock, the Corporation shall promptly cause to be issued and delivered to the Holder new Preferred Stock Certificates representing the aggregate Stated Value of the Holder’s outstanding Preferred Stock which has not been redeemed. In the event that the Corporation does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Corporation pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to the Holder all or any portion of the Preferred Stock representing the Redemption Stated Value Amount (and any Supplemental Amounts) that were submitted for redemption and for which the applicable Major Transaction Redemption Price (together with any late charges thereon) has not been paid. Upon the Corporation's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Stated Value Amount, (y) the Corporation shall immediately return the Preferred Stock Certificates, or issue new Preferred Stock Certificates to the Holder representing the sum of such Redemption Stated Value Amount to be redeemed together with all Supplemental Amounts with respect to such Redemption Stated Value Amount. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Supplemental Amounts which have accrued prior to the date of such notice with respect to the Redemption Stated Value Amount subject to such notice.

(b) Warrants Detachable. Except as expressly set forth to the contrary in Section 11(b) above, no Redemption of the Preferred Stock shall have any effect on the Holder’s Warrants. The Warrants constitute a separate, detachable security from the Preferred Stock. Notwithstanding any Redemption or MFN Exchange (as defined in the Securities Purchase Agreement) of the Preferred Stock, in whole or in part, by the Corporation, the Holder shall retain any of its Warrants that have not been exercised by the Holder or redeemed in accordance with their terms.

Section 16. Omitted.

Section 17. Omitted.

Section 18. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issuable upon any conversion of the Preferred Stock, the Corporation shall promptly issue to the Holder the number of Conversion Shares that are not disputed and resolve such dispute in accordance with this section. In the case of a dispute as to the determination of the Closing Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, Required Cash Payment amount, Dividends or dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or the determination of whether or not a Dilutive Issuance, a Milestone Failure or an issuance of Prohibited Equity Securities (as defined in the Securities Purchase Agreement) has occurred, or as to whether an Event of Default has occurred, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Corporation are unable to agree upon such determination or calculation within (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall, within five (5) Business Days submit via facsimile (a) the disputed determination of the Closing Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price, redemption amount or Default Amount to the Corporation’s independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance, Milestone Failure, Event of Default or issuance of Prohibited Equity Securities (or any other occurrence not specifically assigned to the investment bank or outside accountant pursuant to subsections (a) or (b) immediately above) to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Corporation) selected by the Corporation and approved by the Lead Investor as defined in the Securities Purchase Agreement). The Corporation, shall request that the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s or law firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”). The expense of the submission of such dispute shall be split equally by the Corporation and the Holder.

Section 19. Protective Provision. So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Required Holders:

(a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, or

(b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 6) senior to or otherwise pari passu with the Preferred Stock, or

(c) amend its Certificate of Incorporation or other charter documents so as to affect adversely any rights of the Holders, or

(d) increase the authorized number of shares of Preferred Stock, or

(e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended), or

(f) decrease the Dividend Rate as provided in Section 4(a), or

(g) amend the anti-dilution adjustment for subsequent equity sales as provided in Section 10, or

(h) enter into any agreement with respect to the foregoing.

Section 20.  Miscellaneous.

(a) Waiver.

(i) No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(ii) Any provision of this Certificate of Designation may be waived by the affirmative vote or written consent of the Required Holders, which vote or written consent shall bind all Holders of the Series B Preferred Stock, and all future Holders of Series B Preferred Stock for which such rights have been waived.

(b) Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail or by overnight delivery and shall be deemed to have been given upon receipt if personally served, or upon confirmation of receipt, when sent by facsimile, or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail, or one (1) day after deposit with a nationally recognized overnight delivery service, if delivery by overnight delivery. For the purposes hereof, the address of the Holder shall be as shown on the records of the Corporation; and the address of the Corporation shall be  VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625 Phone: 585-249-6231; Fax: 585-218-7350. Both the Holder and the Corporation may change the address for service by service of written notice to the other as herein provided. The Corporation shall provide the Holder with prompt written notice of all actions taken pursuant to this Certificate of Designation, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Corporation will give written notice to the Holder (i) at least twenty (20) days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty  (20) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c) Payments.  Whenever any payment of cash is to be made by the Corporation to any Person pursuant to this Certificate of Designation or pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Corporation and sent via overnight courier service to such Person at such address as previously provided to the Corporation in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Corporation with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Dividends Payment Date which is not the date on which the Preferred Stock is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Dividends due on such date.

(e) Equitable Relief. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of the Preferred Stock shall be deemed to have been acquired at the time the Preferred Stock was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of the Preferred Stock shall be deemed to have commenced on the date the Preferred Stock was issued.

(g) Purchase Agreement. By its acceptance of the Preferred Stock, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

(h) Notice of Corporate Events.  Except as otherwise provided in this Certificate of Designation, the Holder of the Preferred Stock shall have no rights as a Holder of Common Stock unless and only to the extent that it converts the Preferred Stock into Common Stock. The Corporation shall provide the Holder with prior notification of any meeting of the Corporation's shareholders (and copies of proxy materials and other information sent to shareholders). In the event the Corporation takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein or the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Corporation shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 20(h).

(i) Remedies. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, Preferred Stock and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation or the Transaction Documents. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designation or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Certificate of Designation and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

(j) Construction; Headings. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Certificate of Designation are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designation.

IN WITNESS WHEREOF, Corporation has caused the Certificate of Designation to be executed in its name by its Chief Financial Officer, Molly Henderson, this 12th day of September, 2007.

CORPORATION: VIRTUALSCOPICS, INC.

By:	/s/ Molly Henderson
Print Name: Molly Henderson
Title: Chief Financial Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series B Convertible Preferred Stock of VIRTUALSCOPICS, INC.)

The undersigned hereby irrevocably elects to convert ___________ shares of Series B Preferred Stock, having an aggregate Stated Value of $__________ into shares of Common Stock, par value $0.001 per share ("Common Stock"), of VIRTUALSCOPICS, INC. (the "Corporation"), plus:

- $_________ in accrued and unpaid Dividend Payments,

all according to the conditions of the Certificate of Designation of Series B Preferred Stock of the Corporation dated as of September __, 2007 (the " Certificate of Designation "), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:______________________________
Account Number:________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this
Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _________________________________________________

Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Series B Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:_______________________________
Applicable Conversion Price:________________________
Number of Shares of Common ______________________
Stock to be Issued Pursuant to (i): ____________________
Conversion of the Preferred Stock:_______________________

(ii) Conversion of accrued and unpaid Dividend Payments, Signature: ___________________________________________________
Name: ______________________________________________________
Address: ____________________________________________________

The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the third (3rd) Business Day following receipt of the Notice of Conversion and, the Preferred Stock Certificate representing the Preferred Stock to be converted, or evidence of loss, theft or destruction thereof).

SCHEDULE 10(c)
MILESTONES

Milestone Date	Milestone Goals

December 31, 2007	$5,000,000 in revenues for the 12 month period ending on the Milestone Date

December 31, 2008	$7,000,000 in revenues for the 12 month period ending on the Milestone Date, and negative (loss) Consolidated EBITDA of not greater than $3,800,000.

For purposes of the above, the following definitions shall apply:

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) stock compensation expense, (F) all rental expense determined on a consolidated basis in accordance with GAAP, less cash rents due under operating lease obligations, minus (ii) the aggregate amount of cash lease payments paid or payable during such period in respect of the capitalized leases.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits and (d) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person, for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (excluding the interest component of any capitalized lease obligations), less interest income determined on a consolidated basis and in accordance with GAAP.